Exhibit 5.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

October 12, 2015

Board of Directors

Frontier Digital Media, Inc.

537 Pitkin Way

Castle Rock, Colorado, 80104

Re:	Frontier Digital Media, Inc. Form S-1/A1 Registration Statement and related Prospectus

Dear Sirs:

We have acted as counsel to Frontier Digital Media, Inc. (the "Registrant"), a Colorado corporation, in connection with the preparation of the above-referenced S-1/A1 Registration Statement and related Prospectus ("Registration Statement"), relating to the registration of 1,000,000 shares of common stock, $.001 par value per share to be offered by the Registrant.  We have examined the Articles of Incorporation and By-laws of the Registrant, and such other documents as we have deemed relevant and material.  Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant as to factual matters, it is the opinion of this office that:

1.  The Registrant has been duly organized and is validly existing and in good standing in the State of Colorado, the jurisdiction of its incorporation.

2.  The 1,000,000 common shares being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable. in accordance with the general requirements of Colorado corporation law including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws.

The opinion opines upon the laws of the State of Colorado and reported judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. The undersigned assumes no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

The undersigned is an attorney licensed to practice before the Supreme Court of Colorado and is not prohibited or otherwise enjoined from practicing before the Securities and Exchange Commission.

Yours truly,

/s/ ANDREW I. TELSEY

ANDREW I. TELSEY, P.C.